UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2015

NICOLET BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	333-90052	47-0871001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street

Green Bay, Wisconsin 54301

(Address of principal executive offices)

(920) 430-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of Nicolet Bankshares, Inc. (“Nicolet”), held on May 11, 2015 (the “Annual Meeting”), Nicolet’s shareholders approved the following proposals by the votes set forth below:

Proposal 1:   Election of Directors

Name	For	Withheld	Broker Non-Votes
Robert B. Atwell	2,523,355	11,222	681,939
Michael E. Daniels	2,525,766	8,811	681,939
John N. Dykema	2,526,920	7,657	681,939
Gary L. Fairchild	2,533,876	701	681,939
Michael F. Felhofer	2,527,636	6,941	681,939
Christopher Ghidorzi	2,536,675	7,106	681,939
Kim A. Gowey	2,538,050	5,731	681,939
Andrew F. Hetzel, Jr.	2,529,588	4,989	681,939
Donald L. Long, Jr.	2,524,032	10,545	681,939
Susan L. Merkatoris	2,532,082	2,495	681,939
Therese B. Pandl	2,533,323	1,254	681,939
Randy J. Rose	2,531,670	2,907	681,939
Robert J. Weyers	2,529,261	5,316	681,939

Proposal 2:   Ratification of the selection of Porter Keadle Moore, LLC as Nicolet’s independent registered public accounting firm for the year ended December 31, 2015.

For	Against	Abstain	Broker Non-Votes
3,285,972	5,939	1,021	N/A

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015	NICOLET BANKSHARES, INC.

	By:	/s/ Ann K. Lawson
Name: Ann K. Lawson
Title: Chief Financial Officer